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                                                                   EXHIBIT 23.2

  Rosen Consulting Group consents to all references to our firm in the registration statement of Alexandria Real Estate Equities, Inc. on Form S-11 (File No. 333-23545), and all amendments thereto (the "Registration Statement"), including under the caption "Experts," to the incorporation by reference therein of our report dated May 5, 1997, entitled Scientific Research Facilities Market Analysis: San Diego, San Francisco Bay Area, Seattle, and Suburban Washington, D.C. (the "Report"), and to the filing of the Report as an exhibit to the Registration Statement. Rosen Consulting Group agrees that each of PaineWebber Incorporated, Lehman Brothers Inc., Smith Barney Inc. and EVEREN Securities, Inc. (as representatives of the several underwriters) may rely upon the Report as if it were prepared for them in the first instance.

                                          Rosen Consulting Group
May 19, 1997

                                          By:    /s/ Kenneth T. Rosen
                                             ----------------------------------
                                                     Kenneth T. Rosen